EXHIBIT 10.1

BUSINESS COMBINATION TERMINATION AND RELEASE AGREEMENT

THIS BUSINESS COMBINATION TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is dated as of September 11, 2025 (the “Execution Date”), by and between Delta Corp Holdings Limited, a company incorporated in England and Wales (“Delta UK,” and together with its parent entities, subsidiaries, equity holders and Affiliates, “Delta” or the “Company”) and Kaival Brands Innovations Group, Inc., a Delaware corporation whose common stock is listed for trading on the Nasdaq (together with its parent entities, subsidiaries, equity holders and Affiliates “KAVL”). Each of Delta and KAVL are referred to herein as a “Party” and collectively as the “Parties.”. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Delta UK, Delta Corp Holdings Limited, a Cayman Islands exempted company (“Delta Pubco”), Kavl Merger Sub, Inc, a Delaware corporation and a wholly-owned subsidiary of Delta Pubco (“Delta Merger-Sub”), KAVL, and each of the holders of outstanding capital stock of Delta UK, including Delta Corp Cayman Limited, a company organized under the laws of the Cayman Islands (the “Delta Sellers”) have entered into that certain Merger and Share Exchange Agreement, dated as of September 23, 2024 (the “Merger Agreement”);

WHEREAS, Section 10.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing by mutual written consent of Delta and KAVL;

WHEREAS, in connection with and upon the entering into of the Merger Agreement by the parties signatory thereto, Delta UK, Delta Pubco, KAVL and Maxim Group LLC entered into that letter, dated September 23, 2024 (the “Maxim Fee Agreement”); and

WHEREAS, the Parties desire to terminate the Merger Agreement pursuant to Section 10.1(a) of the Merger Agreement and the Maxim Fee Agreement and to be bound by the other provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
TERMINATION AND RELEASE

1.1 Termination of Merger Agreement. Pursuant to Section 10.1(a) of the Merger Agreement, Delta and KAVL hereby mutually consent, acknowledge and agree that notwithstanding anything to the contrary provided in the Merger Agreement or elsewhere, subject to and on the Effective Date (as defined in Section 1.6 hereof), the Merger Agreement and all rights, obligations and liabilities (including Liabilities) of the parties thereunder including, without limitation, all fees, compensation, payment, indemnification, expense advancement, expense reimbursement and contribution rights, obligations and liabilities, shall automatically and irrevocably terminate in their entirety ab initio and shall be of no further force or effect and none of the parties thereto shall have any further rights, remedies, liabilities, duties or obligations pursuant to, under or in connection with the Merger Agreement. For avoidance of doubt, all provisions in the Merger Agreement including, without limitation, Section 10.2, those referenced in Section 10.2 (notwithstanding any references therein to their survival) and any and all other provisions of the Merger Agreement that by their terms would otherwise survive termination of the Merger Agreement, shall automatically terminate ab initio without any further force or effect on the Termination Date.

1.2 Termination of Ancillary Documents. The Parties acknowledge and agree that notwithstanding anything to the contrary provided in the Ancillary Documents, the Merger Agreement or elsewhere, subject to and on the Effective Date, the Ancillary Documents and all other documents and agreements referenced therein and all rights, obligations and liabilities of the parties thereunder including, without limitation, all compensation, payment, indemnification, expense advancement, expense reimbursement and contribution rights, obligations and liabilities, and all provisions in such Ancillary Documents and all such documents and agreements that by their terms would otherwise survive the termination thereof, shall automatically and irrevocably terminate in their entirety ab initio without any further force or effect.

1.3 Termination of the Maxim Fee Agreement. The Parties acknowledge and agree that notwithstanding anything to the contrary provided in the Maxim Fee Agreement, the Merger Agreement or elsewhere, subject to and on the Effective Date, the Maxim Fee Agreement and all rights and obligations of Delta, KAVL and Maxim (as defined therein) thereunder shall automatically terminate without any further force or effect, including all payment, indemnification, expense advancement, expense reimbursement, contribution and related rights and obligations and all provisions set forth in the Maxim Fee Agreement which by their terms would otherwise survive termination thereof.

1.4 Mutual Release; Covenant Not to Sue.

(a) Notwithstanding anything in the Merger Agreement, any Ancillary Documents, the Maxim Fee Agreement or otherwise that may be deemed to the contrary, for good and valuable consideration the sufficiency and receipt of which is hereby acknowledged by the Parties hereto, on and subject to the Effective Date, each Party, for and on its and their behalf and on behalf of its and their Related Parties (as defined below) (collectively, the “Releasors”), does hereby unequivocally, irrevocably, completely, finally and forever releases, waives, discharges, and hold harmless, to the fullest extent permitted by applicable laws, each other Party and its and their respective former, current or future direct and indirect officers, directors, agents, advisors, consultants, representatives, managers, members, partners, shareholders, employees, financing sources, Affiliates (including controlling persons and parent entities), officers, directors, members, managers and employees of Affiliates, principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (“Related Parties”) (such released persons and entities, collectively and including for such purposes, Delta Alpha Partners LLC and 124 Brookstone LLC, the “Releasees”), from any and all past, present, direct, indirect, and derivative liabilities, indemnification, obligations, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, executions, demands, liens and damages of whatever nature, in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time Execution Date, that in any way directly and/or indirectly arise out of, are based upon, or are in connection with (i) the Merger Agreement, the Ancillary Documents, the Maxim Fee Agreement and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, violation, non-performance, action or failure to act under the Transaction Documents, and (iii) the proposed Transactions, including the events leading to the termination of the Merger Agreement and the Ancillary Document (collectively, the “Released Claims”). For avoidance of doubt, the releases and waivers provided in this Section 1.4(a), include releases and waivers of all rights and claims of and by the Releasors for any fees, compensation, payments, indemnification, reimbursement and/or advancement of expenses and contributions from the Releasees. The Releasors represent, warrant, covenant and agree that as of the Execution Date, they have not directly and/or indirectly assigned and/or transferred to any third party any claims that, but for such assignment and/or transfer, would be subject to the releases and waivers provided in this Section 1.4(a). Excluded from the foregoing mutual general releases and waivers are all claims by the Releasors (x) for enforcement of the provisions of this Agreement and/or (y) for any breach or violation of any provision of Section 1.4, all of which shall survive the execution of this Agreement and the Effective Date.

(b) Subject to and upon the Effective Date, during the period that begins on the date of this Agreement and ends on the six (6) month anniversary of the Effective Date, Delta hereby agrees not to and shall use its reasonable commercial efforts to cause any of its Related Parties not to (i) buy or sell any shares of KAVL common stock or (ii) seek out and communicate with any member of the Patel family or any agent or representative of the Patel family on any matter.

(c) The Parties agree that no Party or its Related Parties shall defame or maliciously disparage the other Party or its Related Parties in regard to such Party or its Related Parties past or present activities involving the transactions contemplated by the Merger Agreement or otherwise, and neither Party or its Related Parties will encourage or induce others to do the same. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press and/or media, or any individual or entity with whom any Party or Related Party has a business relationship which would adversely affect in any manner (1) the conduct of the business of any Party or Related Party (including, without limitation, any business plans or prospects) or (2) the business reputation of any Party or Related Party.

(d) It is understood and agreed that subject to and on the Effective Date, except as provided in the exclusions set forth in Section 1.4(a), Section 1.4(a) is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(e) Subject to and on the Effective Date, except as provided in the exclusions set forth in Section 1.4(a), each Party, on behalf of itself and its Related Parties, hereby covenants to the other Party and its respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 1.4 shall survive this Agreement indefinitely regardless of any statute of limitations.

1.5 No Confidential Information. It is agreed by the Parties hereto that no Party possesses any Confidential Information of the other Party.

1.6 Condition Precedent to Effectiveness of this Agreement. Notwithstanding anything to the contrary provided in this Agreement or elsewhere, while this Agreement is entered into by the Parties on the Execution Date, this Agreement shall not in any respects be effective until the date (the “Effective Date”), upon which the Termination and Release Agreement, dated as of September 11, 2025, by and between, Maxim and Delta (the “Termination Agreement”), a copy of which is annexed hereto as Exhibit A, is fully executed and delivered by such parties (the “Effectiveness Condition”), provided if the Effectiveness Condition and the Effective Date has not occurred by September 15, 2025, this Agreement shall automatically terminate without any further force and effect on such date.

ARTICLE II
MISCELLANEOUS

2.1 Representations and Warranties of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby are within the corporate powers of such Party and have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes a valid and legally binding agreement of such Party, enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b) None of the execution, delivery or performance by such Party of this Agreement or the transactions contemplated hereby does or will (i) contravene or conflict with the organizational documents of such Party, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Governmental Order binding upon or applicable to such Party or by which any of such Party’s assets is or may be bound, or (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets.

2.2 Notices. Any notice under this Agreement shall be sent in writing, and shall be deemed given in accordance with the provisions of Section 10.1 (Notices) of the Merger Agreement (which provision of the Merger Agreement shall survive solely for purposes of this Section 2.2 and the exclusions set forth in Section 1.4(a) above).

2.3 Amendments; No Waivers; Remedies. This Agreement cannot be amended, except by a written instrument signed by each Party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a written instrument signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach. Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

2.4 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

2.5 Governing Law; Jurisdiction; Enforcement. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.1 of the Agreement. Nothing in this Section 2.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

2.6 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Each of the Parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such Party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

2.7 No Assignment; Binding Effect. Neither this Agreement nor any right, interest, liability or obligation hereunder may be assigned or transferred by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 2.11 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

2.8 Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 1.4(e) of this Agreement and the representations and warranties contained in Sections 2.1 and 2.2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

2.9 Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral). No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage.

2.10 Interpretation. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (d) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.

2.11 Equitable Relief. Notwithstanding anything herein to the contrary, the Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

2.12 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted (including scanned .pdf image) signature pages that together (but need not individually) bear the signatures of all other Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Execution Date.

Delta

DELTA CORP HOLDINGS LIMITED, a company incorporated in England and Wales

By:	/s/ Mudit Paliwal
Name:	Felipe MacLeanMMuditMudit Mudit Paliwal
Title:	Chief Executive Officer

Delta Pubco

DELTA CORP HOLDINGS LIMITED, a Cayman Islands exempted company

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

Seller

DELTA CORP CAYMAN LIMITED

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

KAVL:

KAIVAL BRANDS INNOVATIONS GROUP, INC., a Delaware corporation

By:	/s/ Mark Thoenes
Name:	Mark Thoenes
Title:	Interim CEO